UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2005

RELIV INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11768	37-1172197
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

136 Chesterfield Industrial Boulevard, Chesterfield, MO	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(636) 537-9715

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item No. 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 27, 2005, the Registrant purchased an aggregate of 535,008 shares of the common stock of the Registrant from three officers of the Registrant at the price of $9.50 per share, for an aggregate purchase price of $5,082,576. The number of shares purchased from each officer were as follows:

Robert L. Montgomery	245,533 shares
Chief Executive Officer,
Director

Carl W. Hastings	178,948 shares
Vice President, Director

Stephen M. Merrick	110,527 shares
Senior Vice President –
International Development,
General Counsel

Payment for the shares purchased was made on May 27, 2005.

The foregoing transactions were reviewed and negotiated by a Special Committee of independent directors of the Corporation who engaged and consulted with such legal and other advisors as they deemed appropriate and were recommended to the Board of Directors of the Registrant as being fair to the Registrant. The transactions were approved by the Board of Directors of the Registrant.

Item No. 9.01 – Exhibit

The following exhibit is attached.

Exhibit No.	Exhibit

99	Press Release Dated May 27, 2005, captioned “Reliv
International Purchases Common Stock from Officers”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reliv International, Inc.
(Registrant)

Date:	June 3, 2005	By:	/s/ Steven D. Albright
Steven D. Albright
Chief Financial Officer

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